                      LEASE EXTENSION AND MODIFICATION AGREEMENT
    This extension agreement for reference purposes only dated October 4, 1995 is made by and between DUBOIS OFFICE PLAZA, A CALIFORNIA LIMITED PARTNERSHIP, hereinafter called "Landlord", and COAST COMMERCIAL BANK, hereinafter called "Tenant".
                                       RECITALS
         A. Landlord and Tenant made and entered into a written lease dated January 22, 1993, herein called "said lease".
         B.   The expiration date of said lease is February 29, 1996.
         C. The parties wish to extend said lease for one additional year. NOW, THEREFORE, the parties agree as follows:
         1. The parties hereto agree to extend the term of said lease for one additional year commencing March 1, 1996 and expiring February 28, 1997.
         2. The monthly base rent from throughout the one year extension shall be $1.30 per square foot ($6,825.00 per month).
         3. There will be a one year option to renew at $1.35 per square foot ($7,087.50 per month). Tenant must provide Landlord with four months prior written notice of intention to exercise its option to renew.
         4. In all other respects, said lease shall continue in full force and effect.

         TENANT                                       LANDLORD
    Coast Commercial Bank                       Dubois Office Plaza
                                              a California Limited Partnership
 By:            /s/                         By:        /s/
    ---------------------------                -----------------------------
 Bruce Kendall                                      Stuart M. Gordon
 Senior Vice-President                         Managing General Partner
 Chief Financial Officer
Date of Execution: 10/19/95                    Date of Execution: 10/23/95

                                        LEASE

                             (MULTI-TENANT MODIFIED UNIT)

                                    by and between

                                 DUBOIS OFFICE PLAZA

                           A California Limited Partnership

                                     ("Landlord")

                                         and

                                 COAST COMMERCIAL BANK

                           A California banking corporation

                                      ("Tenant")




                      For the approximately 5,250 SF Premises at
                       140 Dubois Street, Santa Cruz, CA 95060

                                    LEASE SUMMARY


Lease Date:                                 January 22, 1993

Landlord:                                   Dubois Office Plaza,
                                            A California Limited Partnership

Address of Landlord:                        The Gordon Group
                                            901 Battery Street, Suite 310
                                            San Francisco, CA 94111

Tenant:

Address of Tenant:                          740 Front Street
                                            Post Office Box 1818
                                            Santa Cruz, CA 95061

Additional Address                          140 DuBois Street, Suite B
 for Notices:                               Santa Cruz, CA 95060

Contact:                                    Thomas LeMasters

Telephone:                                  (408) 458-4500

Premises:                                   5,250 Square Feet at
                                            140 DuBois Street,
                                            Santa Cruz, CA 95060

Building Square Footage:                    15,060

Lease Commencement Date:                    March 1, 1993

Rent Commencement Date:                     March 1, 1993

Term:                                       Three (3) Years

Net Monthly Rent:                           $6,037.50

Net Monthly Rent Increases:                 Annual C.P.I. increases not to
                                            exceed 5% per annum commencing
                                            twelve (12) months
                                            after the Rent Commencement Date,
                                            and annually thereafter

Security Deposit:                           $6,037.50

Tenant's Building Percentage:               34.9%

Tenant's Project Percentage:                17.5%

Options to Renew:                           One (1) terms of three (3) years

                                        LEASE

                             (MULTI-TENANT MODIFIED RENT)

                                  TABLE OF CONTENTS

Paragraph                                                          Page
---------                                                          ----

1   BASIC LEASE PROVISIONS. . . . . . . . . . . . . . . . . .     l

2.  PREMISES. . . . . . . . . . . . . . . . . . . . . . . . .     3

3.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .     3

4.  LEASE TERM. . . . . . . . . . . . . . . . . . . . . . . .     4

5.  RENT. . . . . . . . . . . . . . . . . . . . . . . . . . .     5

6.  LATE PAYMENT CHARGES. . . . . . . . . . . . . . . . . . .     5

7.  SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . .     6

8.  HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . .     6

9.  TENANT IMPROVEMENTS . . . . . . . . . . . . . . . . . . .     6

10. CONDITION OF PREMISES . . . . . . . . . . . . . . . . . .     6

11. USE OF THE PREMISES . . . . . . . . . . . . . . . . . . .     7

12  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . .     7

13. ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . .     7

14. SURRENDER OF THE PREMISES . . . . . . . . . . . . . . . .     8

15. REAL PROPERTY TAXES . . . . . . . . . . . . . . . . . . .     8

16. UTILITIES AND SERVICES. . . . . . . . . . . . . . . . . .     9

17. REPAIR AND MAINTENANCE. . . . . . . . . . . . . . . . . .     9

18. LIENS . . . . . . . . . . . . . . . . . . . . . . . . . .    12

19. LANDLORD'S RIGHT TO ENTER THE PREMISES. . . . . . . . . .    12

20. SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . .    12

21. INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .    13

22. WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . .    15

                                        - i -

Paragraph                                                        Page
---------                                                        ----

23. DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . .     15

24. CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . .     17

25. ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . .     18

26. DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . .     19

27. SUBORDINATION . . . . . . . . . . . . . . . . . . . . . .     22

28. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .     23

29. ATTORNEY'S FEES . . . . . . . . . . . . . . . . . . . . .     23

30. TENANT STATEMENTS . . . . . . . . . . . . . . . . . . . .     23

31. TRANSFER OF THE BUILDING BY LANDLORD. . . . . . . . . . .     24

32. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. . . . . .     24

33. TENANT'S REMEDY . . . . . . . . . . . . . . . . . . . . .     25

34. MORTGAGEE PROTECTION. . . . . . . . . . . . . . . . . . .     25

35. BROKERS . . . . . . . . . . . . . . . . . . . . . . . . .     25

36. ACCEPTANCE. . . . . . . . . . . . . . . . . . . . . . . .     25

37. RECORDING . . . . . . . . . . . . . . . . . . . . . . . .     25

38. PARKING . . . . . . . . . . . . . . . . . . . . . . . . .     25

39  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . .     25

40. TENANT IMPROVEMENT. . . . . . . . . . . . . . . . . . . .     27

                                  TABLE OF EXHIBITS

         EXHIBIT A                               The Premises

         EXHIBIT B                               The Project

         EXHIBIT C                               Tenant Improvement

                       STANDARD MULTI-TENANT LEASE - TRIPLE NET

                                   THE GORDON GROUP
                            901 Battery Street, Suite 301
                           San Francisco, California 94111
                                    (415) 362-2707

    THIS LEASE (the "Lease"), for reference purposes only dated January 22, 1993, is entered into by and between Dubois Office Plaza, A California Limited Partnership ("Landlord"), whose address is c/o The Gordon Group, 901 Battery Street, San Francisco, California 94111, and Coast Commercial Bank, a California banking corporation ("Tenant"), whose address is 740 Front Street, Post Office Box 1818, Santa Cruz, California 95061. Tenant's additional address for notices is 140 DuBois Street, Suite B. Santa Cruz, California 95060.

    1.   BASIC LEASE PROVISIONS.

         1.1 PREMISES. Approximately five thousand two hundred and fifty (5,250) square feet, commonly known as the street address of 140 DuBois Street, in the City of Santa Cruz (the "City"), County of Santa Cruz (the "County"), California, as more particularly described in EXHIBIT A.

         1.2  BUILDING. The Building in which the Premises are located.

         1.3 COMMENCEMENT DATE. This Lease shall commence on March 1, 1993. The payment of rent shall commence on March 1, 1993, and continue each month thereafter.

         1.4 TERM. Three (3) years commencing upon the date of the first rent payment on March 1, 1993, as defined in Paragraph 3.3 and ending three (3) years thereafter on February 28, 1991.

         1.5 USE. General office and any other use consistent with Tenant's business subject to Paragraph 11, and other uses that may be approved by the City and are acceptable to the Landlord.


         1.6 MONTHLY RENT. Commencing on March 1, 1993, and continuing on the first day of each month thereafter, Tenant shall pay to Landlord the net Monthly Rent set forth below. Also commencing on March 1, 1993, and continuing on the first day of each month thereafter, Tenant shall pay to Landlord Tenant's appropriate percentage of the monthly costs set forth below.

         1.7 MONTHLY RENT ADJUSTMENTS. The net Monthly Rent shall be increased during the Term as follows: Every twelve (12) months, commencing with the thirteenth (13th) month of the Term, by a C.P.I. rental increase not to exceed 5% per annum.

         It is hereby understood by and between the parties hereto that the anniversary date for computing the annual C.P.I. increases shall be one year after the commencement of rent as set forth in paragraph 1.6 hereinabove.

         The annual adjustment in the Monthly Rent shall be based upon a comparison of the C.P.I. for the Index Month next preceding the commencement of a new twelve (12) month period as compared to such C.P.I. for the Index Month for the preceding year, with Monthly Rent to be increased by the same percentage as the index for the Index Month next preceding the commencement of the new Lease year exceeds the index application to such Index Month in the preceding year. In no event shall the Monthly Rent for the next twelve (12) month period be less than the preceding twelve (12) month period

         As used herein the C.P.I. shall mean the Consumer Price Index, All Urban Consumer, All Items for the San Francisco-Oakland-San Jose Metropolitan Area (1982-84=100), as published by the U.S. Department of Labor Bureau of Labor Statistics (the "Index") as such Index was revised effective January 1988 or its successor or most nearly comparable index thereto if it is no longer published.

         As used herein "Index Month" shall be that calendar month which is two
(2) months prior to the calendar month in which the Commencement Date falls.

         1.8 SECURITY DEPOSIT. There shall be a Security Deposit required in the amount of $6,037.50.

         1.9  TENANT'S PERCENTAGES.

              1.9.1 TENANT'S BUILDING PERCENTAGE. The percentage determined by dividing the approximate square footage of the Premises by the approximate total square footage of the Building Tenant's Building Percentage is to be thirty-four and 9/10 percent (34.9%) for the purposes of this Lease.

              1.9.2 TENANT'S PROJECT PERCENTAGE. If the Building defined in Paragraph 1.2 is the only building on the Project, Tenant's Project Percentage shall be equal to Tenant's Building Percentage. If there are additional buildings on the Project, Tenant's Project Percentage shall be determined by dividing the approximate square footage of the Premises by the approximate total footage of all buildings on the Project. Tenant's Project Percentage is agreed to be seventeen and 5/10 percent (17.5%) for the purposes of this Lease.

              1.10 PROJECT. The real property upon which the Building is located consisting of approximately one (1) acre as more particularly described in EXHIBIT B.

              1.11  CC&R'S. None.

              1.12  BROKER(S). None.

              1.13  OPTIONS TO RENEW. Option to renew: One (1) terms of three
(3) years at market rent. If the parties are unable to agree on the market rent they shall submit the matter to arbitration as set forth in Exhibit "E" attached hereto. Tenant shall give at least six (6) months written notice of exercising each option.

    2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises together with a right in common to the Common Area, as defined in Paragraph 3.2, and the Outside Area, as defined in Paragraph 3.7. Tenant's right to use the Common Area shall be a right in common with other Tenants of the Building, and Tenant's right to use the Outside Area shall be a right in common with other Tenants of the Project.

    3. DEFINITIONS. The following terms shall have the following meanings in this Lease:

              3.1 ALTERATIONS. Any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

              3.2 COMMON AREA. All areas and facilities within the Building provided and designated by Landlord for the general use and convenience of Tenant and other Tenants, and occupants of the Building, including, without limitation, hallways, stairs, elevators, entrances and exists, restrooms, appurtenant equipment serving the Building, trash disposal facilities, and the exterior walls and windows and roof of the Building, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Common Area.

              3.3 COMMENCEMENT DATE. This Lease shall commence on the date of execution of this Lease. The Commencement Date for Tenant's obligation to pay its net Monthly Rent, and its share of the monthly costs set forth herein, shall be March 1, 1993.

              Once the actual Commencement Date has been determined pursuant to the foregoing, the parties shall execute a Commencement Date Memorandum.

              3.4  HVAC. Heating, ventilating and air conditioning.

              3.5 INTEREST RATE. Twelve percent (12%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.

              3.6 LANDLORD'S AGENTS. Landlord's authorized agents, partners, subsidiaries, directors, officers, and employees.

              3.7 OUTSIDE AREA. All areas and facilities within the Project, exclusive of the Building and any other buildings on the Project, provided and designated by Landlord for the general use and convenience of Tenant and other Tenants and occupants of the Project, including, without limitation, the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area.

              3.8 REAL PROPERTY TAXES. Any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Project or any part thereof or the rent and other sums payable hereunder by Tenant; (ii) upon any legal or equitable interest of Landlord in the Project or the buildings thereon or any part thereof; (iii) levied or assessed in lie of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; or (iv) surcharged against the Outside Area.

              3.9 RENT. Monthly Rent plus the Additional Rent defined in Paragraph 5.2.

              3.10 SUBLET. Any transfer, sublet, assignment, license or concession agreement, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises.

              3.11 SUBRENT. Any consideration of any kind received, or to be received, by Tenant from a Subtenant if such sums are related to Tenant's interest in this Lease or in the Premises.

              3.12 SUBTENANT. The person or entity with whom a Sublet agreement is proposed to be or is made.

              3.13 TENANT IMPROVEMENTS. Those improvements to the Premises to be constructed pursuant to EXHIBIT C, if any.

              3.14 TENANT'S PERSONAL PROPERTY. Tenant's trade fixtures, furniture, equipment and other personal property in the Premises.

         4.   LEASE TERM.

              4.1 TERM. The Term shall be as set forth in Paragraph 1.4, as it may be renewed pursuant to any options to renew granted therein.

              4.2 DELIVERY OF POSSESSION. Landlord shall deliver possession of the Premises to Tenant on the Anticipated Commencement Date, but if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to liability therefore, nor shall such failure effect the validity of this Lease, the obligations of Tenant, or extend the Term. In such case, subject to the provisions of Section 4.3, Tenant shall not be obligated to pay Rent or perform any other obligations of Tenant under this Lease, except as may be otherwise provided herein, until possession of the Premises is tendered to Tenant. Notwithstanding anything in this Lease to the contrary, if the Landlord cannot deliver possession within ninety (90) days from the Anticipated Commencement Date, Tenant shall have the right to terminate this Lease.

              4.3 TENANT DELAYS. If the Commencement Date has not occurred on or before the Anticipated Commencement Date set forth in Paragraph 1.3, due to the fault of Tenant, then notwithstanding any other provision hereof, the Commencement Date of this Lease shall be the date specified as the Anticipated Commencement Date and Tenant shall commence payment to Landlord of the Monthly Rent set forth in Paragraph 1.6.

              4.4 EARLY ENTRY. If Tenant is permitted to occupy the Premises prior to the Commencement Date for the purpose of fixturing or any other purpose permitted by Landlord, such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of Monthly Rent which shall commence on the date set forth in Paragraph 1.6. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

         5.   RENT.

              5.1 MONTHLY RENT. Tenant shall pay to Landlord, in lawful money of the United States, commencing on the date specified in Paragraph 1.6 and continuing on the first day of each calendar month thereafter throughout the Term, the net Monthly Rent, subject to adjustment as provided in Paragraph 1.7. Monthly Rent shall be payable in advances without abatement, deduction, claim, offset, prior notice or demand. Monthly Rent for any partial month shall be prorated.

              5.2 ADDITIONAL RENT. All monies required to be paid by Tenant under this Lease, including, without limitation, Real Property Taxes, pursuant to Paragraph 15, repair and maintenance charges, pursuant to Paragraph 17, Common Area Expenses and Outside Area Expenses, pursuant to Paragraph 17, and insurance premiums pursuant to Paragraph 21, shall be deemed Additional Rent.

         6. LATE PAYMENT CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount to such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within ten (10) days of when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that his late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

    Initials:

               /s/                           /s/
    ----------------------------- ------------------------------
              Landlord                      Tenant

         7. SECURITY DEPOSIT. Tenant shall not be required to pay a Security Deposit in the amount of $6,037.50.

         8. HOLDING OVER. It Tenant remains in possession of all or any part of the Premises after the expiration of the Terms, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or any extension for any further term, and in such case, Rent and other monetary sums due hereunder shall be payable in the amount of 125% of then current Monthly Rent and at the time applicable at the time of expiration and at the time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant and agreement of this Lease.

         9.   TENANT IMPROVEMENTS. See Exhibit "C" attached hereto.

         10. CONDITION OF PREMISES. Tenant acknowledges that neither Landlord nor its Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor have Landlord or its Agents agreed to undertake any construction of the Tenant Improvement or alterations to the Premises.

         11.  USE OF THE PREMISES.

              11.1 TENANT'S USE. Tenant shall use the Premises solely for the purposes specified in Paragraph 1.5 and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord.

              11.2 COMPLIANCE. Tenant shall not use the Premises or suffer or permit anything under its control to be done in or about the Project which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or the Project. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other Tenant of Landlord or any occupancy of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems, nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided, if any. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building. In particular, Tenant, at its sole cost, shall reasonably comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as they may be amended from time to time (collectively "Toxic Materials"). If Tenant does store, use or dispose of any Toxic Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises.

         12. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord. Landlord agrees to have its current Lender execute the "Non-Disturbance Agreement" attached hereto as Exhibit "D", and all future Lenders, if they agree to do so.

         13. ALTERATIONS. After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, except for nonstructural Alterations not exceeding Twenty-Five Thousand and no/100 Dollars ($25,000.00) in cost, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and according to plans and specifications reasonably proved in writing by Landlord. Notwithstanding the foregoing, Tenant shall not, without the prior written consent of Landlord, make any (i) Alterations to the exterior of the Building; (ii) Alterations to and penetrations of the roof of the Building; or (iii) Alterations visible from outside the Building to which Landlord may withhold Landlord's consent on wholly aesthetic grounds. All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, permit requirements, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All maintenance and minor Alterations can be performed by Tenant's inhouse maintenance staff without the necessity of being performed by permit, if not required, and without the requirement of having such maintenance work and minor Alterations performed by a licensed contractor, although such work and minor Alterations shall still be performed in a good and workmanlike manner. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option, require that Tenant, at Tenant's expense, remove any or all nonstructural Alterations installed by Tenant and return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear excepted and subject to the provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any Alterations made by it to the Premises. In no event shall Alterations include the items of Tenant's Personal Property, which shall included all items installed by Tenant which are not permanently affixed to the Property.

         14. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior areas cleaned. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Paragraph 13, and all Tenant's Personal Property and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord.

         15.  REAL PROPERTY TAXES.

              15.1 PAYMENT BY TENANT. On April 1 and December 1 of each calendar year during the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant's Project Percentage of all Real Property Taxes as set forth on the County Assessor's tax statement for the Project. Landlord shall give Tenant at least ten (10) days proper written notice of the amount so due. If Tenant fails to pay Tenant's Project Percentage of the Real Property Taxes on or before April 1 and December 1, respectively, Tenant shall pay to Landlord any penalty incurred by such late payment. Tenant shall pay Tenant's Project Percentage of any Real Property Tax not included within the County Tax Assessor's tax statement within ten (10) days after being billed for same by Landlord. The foregoing dates are based on the dates established by the County as the dates on which Real Property Taxes become delinquent if not paid. If such delin-quency dates change, the dates on which Tenant must pay Tenant's Project Percentage of such taxes shall be at least ten (10) days prior to the delinquency dates.

              15.2 TAXES ON TENANT IMPROVEMENTS AND PERSONAL PROPERTY. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all Alterations and Tenant Improvements of any kind whatsoever placed in, on or about the Premises and the Project for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

              15.3 PRORATION. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term.

         16. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, sewer, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnish directly to or used by Tenant in, on or about the Premises during the term, together with any taxes thereon. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the act or neglect of Landlord.

         17.  REPAIR AND MAINTENANCE.

              17.1  BUILDING.

                   17.1.1 LANDLORD'S OBLIGATIONS. Landlord shall keep in good order, condition and repair the structural parts of the Building, which structural parts include, but are not limited to, the foundation, subflooring, existing below grade plumbing, exterior walls, roof structure and roofing, except for any damage thereto caused by the negligence or willful, acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, or caused by Alterations made by Tenant or by Tenant's agents, employees or contractors, which shall be Tenant's responsibility. Landlord shall also maintain, repair and replace the HVAC system for the Premises and Tenant shall reimburse Landlord for the maintenance costs thereof, as and when billed by Landlord. If such HVAC system is not separately metered to the Premises, Tenant shall be billed for its proportionate share of such maintenance cost as reasonably determined by Landlord. At Landlord's option, Landlord shall have the right to require Tenant to maintain and repair the HVAC and for it to be maintained in good condition at all times and Tenant shall obtain an HVAC system preventive maintenance contract with bi-monthly service which shall be subject to the reasonable approval of Landlord and paid for by Tenant and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil change and other preventive maintenance. If the Landlord's repairs materially interfere with Tenant's use of the Premises for more than ten (10) days, the Monthly Rent shall abate until the repairs are complete or until Tenant has substantial use of its Premises again, whichever occurs first.

                   17.1.2 TENANT'S OBLIGATIONS. Tenant shall at all times and at its own expense clean, keep and maintain in good, safe and sanitary order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to Paragraph 17.1.1. Tenant's repair and maintenance obligations shall include, without limitation, all fixtures, interior walls, floors, ceilings, interior windows, store front, doors, entrances, plate glass, showcases, skylights, all electrical facilities and equipment including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises. All glass is at the sole risk of Tenant, and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

              17.2 COMMON AREA AND OUTSIDE AREA.

                   17.2.1 LANDLORD'S OBLIGATIONS. Landlord shall maintain and repair the Outside Area in good, safe and sanitary manner. Landlord shall at all times have exclusive control of the Common Area and Outside Area, and may at any reasonable time temporarily close any part thereof, or exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use such areas in accordance with the reasonable rules and regulations as Landlord may from time to time promulgate, and may reasonably change the configuration or location of such area. In exercising any such rights, Landlord shall use diligent efforts to minimize any disruption of Tenant's business. Landlord shall have the right to reconfigure the parking area and ingress to and egress from the parking area, and to modify the directional flow or traffic of the parking area. If the exercise of any of Landlord's rights hereunder materially interferes with Tenant's use of the Premises for more than ten (10) days, the Monthly Rent shall abate until Tenant has substantial use of its Premises again.

                   17.2.2 TENANT TO PAY COMMON AREA OUTSIDE AREA EXPENSES. Tenant shall pay, as Additional Rent, Tenant's Building Percentage and

Tenant's Project Percentage, respectively, of all reasonably costs and expenses as may be paid or incurred by Landlord in maintaining, operating and repairing the Common Area (the "Common

Area Expenses"), and Outside Area ("Outside Area Expenses"), as the case may be during the Term. The Common Area and Outside Area Expenses may include, without limitation, the cost of any policies of insurance covering such areas, and the cost of labor, materials, supplies and services used or consumed in operating, maintaining, repairing and replacing the Common Area and Outside Area, including maintaining concrete walkways and paved parking areas, maintaining and repairing signs and site lighting, all utilities provided to the Outside Area, any alterations or improvements required by governmental authority, and the cost of maintaining exterior windows and walls and the roof of the Building. A management fee may be included in Outside Area Expenses, but shall not exceed four percent (4%) of net monthly rent. Any capital expenses included in either Common Area Expenses or Outside Area Expenses shall be amortized over their useful life as determined by standard accounting practices, whether or not such period would extent beyond the expiration of the Lease Term.

                   17.2.3 MONTHLY PAYMENTS. From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term an amount estimated by Landlord to be Tenant's Building Percentage of the monthly Common Area Expenses and Tenant's Building Percentage of the monthly Outside Area Expenses (collectively, the "Expenses"). Such estimated monthly Expenses may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of the adjustment. Within one hundred twenty (120) days following the end of each calendar year, Landlord shall furnish Tenant a statement of Tenant's Building and Project Percentages, as the case may be, of the actual Expenses (the "Actual Expenses") for the calendar year and the payments made by Tenant with respect to such period. If Tenant's payments for the Expenses do not equal Tenant's Percentage, as defined in section 1.9, of the Actual Expenses, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If Tenant's payments exceed Tenant's Percentage of the Actual Expenses, Landlord shall either offset the excess against Tenant's Percentage of the Expenses next thereafter to become due to Landlord, or shall refund the amount of the overpayments to Tenant, in cash, as Landlord shall elect. There shall be appropriate adjustments of the Expenses as of the Commencement Date and expiration of the Term. Notwithstanding any other provision hereof, if Landlord incurs costs which relate only to Tenant's use of the Premises, such costs shall be payable solely by Tenant. Landlord may either bill such costs directly to Tenant, in which case Tenant shall pay such costs within ten (10) days of receipt of a statement therefor, or Landlord may include such costs on the statement of Expenses payable by Tenant.

              17.3. WAIVER. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

              17.4. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its cost comply with, including the making by Tenant of any Alteration to the Premises (if required because of Tenant's particular use), all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including state, municipal, County and federal governments, and their departments, bureaus, boards and officials) arising from Tenant's particular use or occupancy of the Premises or the Project.

         18. LIENS. Tenant shall keep the Building and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord and its Agents harmless from all liability and cost, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be release of record by payment or posting of a proper bond within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice reasonably deemed proper by Landlord. If Tenant fails to so remove any such lien within the prescribed ten
(10) day period, then Landlord may do so and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all sums incurred by Landlord including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

         19. LANDLORD'S RIGHT TO ENTER THE PREMISES. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times with at least twenty-four (24) hours prior notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibilities and similar notices, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred eighty (180) days prior to the expiration of the term, to place upon the Building or in the Outside Area ordinary "For Lease" signs and to show the Premises to prospective Tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

         20. SIGNS. Landlord shall provide space for Tenant's identification sign on an exterior monument sign in the Outside Area in common with the other Tenants of the Building or the project, as the case may be, and Tenant shall have the right, at its expense, to place an identification sign on its door to the Premises. All costs of the monument sign shall be paid for by Tenant, as and when billed by landlord, except for the cost of the sign pedestal. Tenant shall have no right to maintain Tenant identification signs in any other location in, on or about the Premises, the Building or the Project and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. The size, design, color and other physical aspects of the Tenant identification sign shall be subject to the Landlord's written reasonable approval prior to installation, and any appropriate municipal or other governmental approvals. The cost of the sign installation, and its maintenance and removal expense shall be Tenant's sole expense. If Tenant fails to maintain any of its signs, or if Tenant fails to remove any such sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

         21.  INSURANCE.

              21.1 INDEMNIFICATION. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its Agents from and against any and all damage, loss, liability or expense including, without limitation, attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damages sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises, the Building or the Project or any part thereof and adjacent areas by the Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought into the Premises, the Building or the Project by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or its Agents. Tenant agrees that the obligations assumed herein shall survive this Lease.

              Notwithstanding anything in this Lease to the contrary, Landlord hereby agrees to defend, indemnify and hold harmless Tenant and its Agents from and against any and all damage, loss, liability or expense including, without limitation, attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damages sustained by such persons or persons which arose out of, is occasioned by or attributable to the negligence, acts or omissions of Landlord, his Agents, invitees or contractors. Landlord agrees that the obligations assumed herein shall survive this Lease.

              Either party's obligation to indemnify the other party is subject to the party seeking indemnification giving to the other party prompt notice of any claim, action, or proceeding, cooperating with the other party, giving the other party sole settlement authority and permitting the other party the power to defend with its choice of counsel.

              21.2 TENANT'S INSURANCE. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers which afford the following coverages:

                   21.2.1 LIABILITY. Comprehensive general liability insurance in an amount not less than One Million and no/100 Dollars ($1,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, and fire legal liability (in an amount not less than Twenty-Five Thousand and no/ 100 Dollars ($125,000.00), naming Landlord and its Agents as additional insureds.

              21.3 ALL-RISK INSURANCE. During the Term Landlord shall maintain "All Risk" property insurance (including, and Landlord's option, inflation endorsement sprinkler leakage endorsement on the Building) excluding coverage of all Tenant's Personal Property located on or in the Premises, but including the Tenant Improvements. Such insurance shall name Landlord and its Agents as named insured and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). Tenant shall reimburse Landlord for Tenant's Building Percentage of Landlord's cost of such insurance as Additional Rent, monthly on the first day of each calendar month of the Term, prorated for any partial month, or on such other periodic basis as Landlord shall elect. If the insurance premiums are increased after the Commencement Date due to all increase in premium rates, due to an increase in the valuation of the Building or its replacement costs, Tenant shall pay Tenant's Building Percentage of such increase within ten (10) days of notice of such increase. If such insurance premiums are increased after the Commencement Date due to Tenant's use of the Premises or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase within ten (10) days of notice of such increase. Landlord shall have the right to insured the Building on a policy which includes other buildings on the Project, if any. In such case, Tenant shall pay a percentage of such policy cost determined by dividing the square footage of the Premises by the square footage of all buildings covered by such policy, provided the insurance rate is similar on all buildings in the Project. Landlord agrees to carry insurance equal to at least ninety (90%) percent of the Building's replacement value.

              21.4. CERTIFICATES. Tenant shall deliver to Landlord at least ten (10) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. The certificates shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any policy provision for which such certificates evidence coverage. All certificates shall expressly provide that no less than thirty (30) days prior written notice shall be given Landlord in the event of cancellation of the coverages evidenced by such certificates.

              21.5 INSURANCE REQUIREMENTS. All insurance shall be in a form satisfactory within reason to Landlord and shall be carried with companies that have a general policy holder's rating of not less than "B+" and a financial rating of not less than Class "VIII" in the most current edition of BEST'S INSURANCE REPORTS; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, upon written notice to Tenant, order such insurance at Tenant's expense and Tenant shall reimburse Landlord Such reimbursement shall include all reasonable sums incurred by Landlord, including Landlord's reasonable attorneys' fees and costs, with interest thereon at the Interest Rate.

              21.7 LANDLORD'S DISCLAIMER. Landlord and its Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface of whatsoever, unless caused by or due to the negligence of willful acts of Landlord. Landlord and its Agents shall not be liable for interference with the light or air. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

         22. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against or is required to be insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

         23.  DAMAGE OR DESTRUCTION.

              23.1 PARTIAL DAMAGE - INSURED. If the Premises are damaged by any casualty which is covered under the "All-Risk" insurance carried by Landlord pursuant to Paragraph 21.3, then Landlord shall restore such damage, provided insurance proceeds are available to pay at least ninety percent (90%) or more of the cost of restoration and provided such restoration can be completed within one hundred twenty (120) days after the commencement of the work in the reasonable opinion of a registered architect or engineer appointed by Landlord for such determination. In effect, except that Tenant shall be entitled to a proportionate reduction of Monthly Rent while such restoration takes place, such proportionate reduction to be based upon the extent to which Tenant's use of the Premises is Materially interfered with. Any dispute between Landlord and Tenant as to the amount of such rent reduction shall be resolved by arbitration.

              23.2 PARTIAL DAMAGE - UNINSURED. If the Premises or the Building is damaged by a risk not covered by Landlord's insurance, or the proceeds of available insurance are less than ninety percent (90%) of the cost of restoration, or the restoration cannot be completed within one hundred twenty
(120) days after the commencement of work, in the reasonable opinion of the registered architect or engineer appointed by Landlord for such determination, then Landlord shall have the option either to: (1) repair or restore such damage, this Lease continuing in full force and effect, but the Monthly Rent to be proportionately abated as provided in Paragraph 23.1; or (ii) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. Unless the damage is caused by Tenant, if the Premises cannot be restored within one hundred twenty (120) days, Tenant shall also have the right to terminate this Lease by giving notice to Landlord, at any time within thirty (30) days after such damage, terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after giving such notice. If notice of termination is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on such date so specified in such notice and the Monthly Rent, reduced by any proportionate reduction based upon the extent, if any, to which such damage interfered with the use of the Premises by Tenant, shall be paid to the date of such termination. Notwithstanding the above, if Landlord elects to terminate the Lease because insurance proceeds are insufficient to pay for the cost of repairs, Tenant may elect to pay the deficiency and keep the Lease in effect, by written notice delivered to Landlord within ten (10) days after Landlord's election to terminate, together with a deposit of funds sufficient to cover a reasonable estimate of the deficiency.

              23.3 TOTAL DESTRUCTION. If the Premises or the Building is totally destroyed or the Premises or Building, as the case may be, cannot be reasonably restored under applicable laws and regulations or due to the presence of hazardous factors such as earthquake faults, chemical wastes and similar dangers, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.

              23.4 LANDLORD'S OBLIGATIONS. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any panelings, decorations, temporary partitions, railings, floor coverings, office fixtures which are Alterations of Personal Property installed in the Premises by Tenant or at the expense of Tenant, and are not fixtures of the Building, unless caused solely by Landlord's negligence, subject to the provisions of Paragraph 22. Tenant shall be required to repair and maintain the Premises over which they are responsible in a safe condition. Except for abatement of Monthly Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as the result of any statutory provisions nor or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

              23.5 DAMAGE NEAR END OF TERM. Anything herein to the contrary notwithstanding, if the Premises or the Building is destroyed or damaged during the last six (6) months of the term as extended by Tenant's exercise of its option to extend, the Landlord or Tenant may cancel and terminate this Lease as of the date of the occurrence of such damage. If Landlord or Tenant does not elect to so terminate this Lease, the repair of such damage shall be governed by the other provisions of this Paragraph 23.

         24. CONDEMNATION. If title to all of the Premises, the y Building or the Project or so much thereof is taken or appropriated for any public or quasi-public use under any statute or by right of eminent domain and reconstruction of the Premises will not, in Tenant's reasonable judgment, result in the Premises being suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Building or Premises or part thereof be taken, provided that if Landlord disagrees with Tenant's judgment, the Lease shall not terminate and the issues as to whether the remaining Premises are suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease shall be submitted into arbitration. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph. If any part of the Premises, the Building or the Project is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. If the Premises is so partially taken the Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If the parties disagree as to suitability of the Premises for Tenant's continued occupancy or the amount of any applicable Rent reduction, the matter shall be resolved by arbitration. No award for any partial or entire taking shall be apportioned. Tenant assigns to landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same of any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, or its moving costs, or far the loss of its good will. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant an Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this paragraph.

              24.1 ARBITRATION. The parties hereto shall diligently and in good faith attempt to resolve all disputes by mutual consent. All disputes not resolved by mutual consent shall be submitted to binding arbitration in Santa Cruz, California pursuant to the rules of the American Arbitration Association. Both parties agree to expeditiously proceed with the arbitration. The procedure to commence arbitration proceedings shall be initiated within thirty (30) days from notice by the aggrieved party. If the non-aggrieved party fails to cooperate with the commencement of the arbitration procedure, or either party fails to expeditiously proceed with the arbitration procedure according the time periods established pursuant to the arbitration rules, the other party shall have the right to pursue its remedies at law. Any dispute shall be submitted to a panel of three (3) arbitrators selected from the panel of the American Arbitration Association, one of whom shall be an attorney. The award of arbitration shall be final judgment may be entered thereon on any court of competent jurisdiction.

         25.  ASSIGNMENT AND SUBLETTING.

              25.1 LANDLORD'S CONSENT. Tenant shall not enter into Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and shall be deemed a material default of this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing.

              25.2 INFORMATION TO BE FURNISHED. If Tenant desires at any time to Sublet the Premises of any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonable request concerning the proposed Subtenant.

              25.3 LANDLORD'S ALTERNATIVES. At any time within thirty (30) days after Landlord's receipt of the information specified in Paragraph 25.2, Landlord may, by written notice to Tenant, elect: (i) to lease for its own account the Premises or the portion thereof so proposed to be Sublet by tenant, upon the same terms as those offered to the proposed Subtenant but on a form acceptable to Landlord; (ii) to consent to the Sublet by Tenant; or (iii) to refuse its consent to the Sublet, which consent shall not be unreasonably withheld. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 25.2.

              25.4 PRORATION. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

              25.5 EXECUTED COUNTERPART. No sublet shall be valid nor shall nay Subtenant take possession of the Premises until an executed counterpart of the Sublet agreement has been delivered to Landlord.

              25.6 EXEMPT SUBLETS. Notwithstanding the above, Landlord's prior written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant, or a corporation into which Tenant merges or consolidates, or to a successor in interest, if Tenant gives Landlord prior written notice of the name of any such assignee, and if the assignee assumes, in writing, all of Tenant's obligations under the Lease.

         26.  DEFAULT.

              26.1 TENANT'S DEFAULT. A default under this Lease by Tenant shall exist if any of the following events shall occur:

                   26.1.1 If Tenant fails to pay Rent or any other sum required to be paid hereunder when due and such failure continues for ten (10) days; or

                   26.1.2 If Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonable he cured within the thirty (30) period, that Tenant shall not be in default if it commences such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion; or

                   26.1.3 If permitted by law, Tenant assigns its assets for the benefit of its creditors; or

                   26.1.4 If permitted by law, the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

                   26.1.5 If permitted by law, a court shall make or enter any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for period of thirty (30) days,

              26.2 REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                   26.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due. However, Landlord shall use its best effort to mitigate its damage.

                   26.2.2 Landlord may terminate Tenant's right to possession of the Premise at any time by giving written notice to that effect, and relet the Premises or any part thereof for the remaining term of this Lease. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses or cleaning and repairing to its condition upon the commencement of this Lease as required by the subletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store same at Tenant's cost and to recover from Tenant as damages:

                        (a) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                        (b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award excess the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                        (c) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                        (d) Any other amount necessary which is to compensate Landlord for Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, cleaning, or rehabilitation the Premises or any portion thereof, including such acts for reletting to a new Tenant or Tenants; (iii) for leasing commission; or (iv) for any other costs necessary or appropriate to rent the Premises; plus

                        (e) At Landlord's election, it shall seek the market rental of the premises rather than the rent as specified in this Lease.

              The "worth at the time of award" of the amounts referred to in Paragraph 26.2.2(a) and 26.2.2(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award: of the amount referred to in Paragraph 26.2.2(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                   26.2.3 After Tenant has been in default for ninety (90) days, Landlord may, with or without terminating this Lease, reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

 No re-entry or acts of maintenance, preservation or efforts to relet shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

              26.3 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to competition.

              Notwithstanding anything to the contrary, upon default, Tenant shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Tenant may resort cumulatively or in the alternative:

              26.3.1 Tenant may terminate this Lease; or

              26.3.2 Tenant may cure the default and subtract any costs and/or expenses incurred by Tenant in curing such default from the Monthly Rent.

         27. SUBORDINATION. This Lease is subject and subordinate to mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, the building, or the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require that this Lease to be prior and superior thereto, within ten (10) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes provided any such documents or instruments are not inconsistent with, change or add terms to the terms of this Lease. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises, the Building, or the Project, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder required to effectuate such subordination to make this Lease subordinate to any lien of the Encumbrances provided any such documents or instruments are not inconsistent with, change or add terms to the terms of this Lease. If Tenant fails to do so, it shall be deemed that this lease is so subordinated. Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorneys and agrees to attorn to any entity purchasing or otherwise acquiring the Building at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

              Each statement, instrument or document that Tenant is required to sign under this Section shall provide that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quit and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

         28. NOTICES. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in the first paragraph of this Lease. Either party may change its address by giving notice of same in accordance with this paragraph.

         29. ATTORNEYS FEES. If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

         30. TENANT STATEMENTS. Tenant shall within ten (10) days following written request by Landlord:

         30.1 ESTOPPEL CERTIFICATES. Execute and deliver to Landlord any documents provided any such documents or instruments are not inconsistent with, change or add terms to the terms of this Lease, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or the Property or a purchaser of the building or the Property from Landlord. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance and (c) that no Rent has been paid in advance. If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be deemed that there exist no defaults under this Lease on the part of Landlord, that the rent is current and that Tenant has no claims against Landlord.

              Each statement, instrument or document that Tenant is required to sign under this Section shall provide that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

              30.2 FINANCIAL STATEMENTS. Deliver to Landlord the current financial statements of Tenant or a statement of financial condition from Tenant's certified public accountant, and Tenant's financial statements for the two (2) years prior thereto.

         31. TRANSFER OF THE BUILDING BY LANDLORD. In the event of any conveyance of the Building or the Project and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, provided such transferee assumes Landlord's obligations under this Lease, and Tenant agrees to attorney to such transferee.

         32. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, provided that Landlord has delivered to Tenant written notice, and any applicable cure period has expired, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to landlord, plus collection costs and attorneys fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

         33.  TENANT'S REMEDY. Deleted.

         34. MORTGAGEE PROTECTION. If Landlord defaults under this Lease, Tenant will notify by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or the Project, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. Landlord shall provide Tenant with the names and addresses of such beneficiaries or mortgagees.

         35. BROKERS. Landlord and Tenant each warrants and represent that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the broker(s) referred to in Paragraph
1.12 and that is known of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If any other claim is made by any other broker or individual for a real estate brokerage commission or finder's fee, the party alleged to have created the liability shall defend, indemnify and hold the other party harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with such claims.

         36. ACCEPTANCE. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Landlord shall execute this Lease within two (2) business days after its receipt of this Lease duly executed by Tenant.

         37. RECORDING. Neither party shall record this Lease nor a short form memorandum thereof.

         38. PARKING. Tenant shall have the right to park on the Project's parking facilities in common with other Tenants of the Project upon terms and conditions as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other Tenants in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other Tenants.

         39.  GENERAL.

              39.1 CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

              39.2 EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

              39.3 TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

              39.4 SEPARABILITY. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other Provision of this Lease, but his Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

              39.5 CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

              39.6 GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

              39.7 BINDING EFFECT. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

              39.8 WAIVER. The waiver by Landlord or Tenant of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, respectively.

              39.9 ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

              39.10 AUTHORITY. If Landlord or Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord or Tenant, at is option, may require a copy of such written authorization to enter into this Lease. The failure of Landlord or Tenant to deliver the same to the requesting party within ten (10) days of the request therefor shall be deemed a default under this Lease.

              39.11 EXHIBITS. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

              39.12 TIME PERIODS. Other than as to Monthly Rent payments, notwithstanding anything in this Lease to the contrary, no bill, invoice and/or statement from Landlord shall be due until ten (10) days after the Landlord has presented such bill, invoice and/or statement to Tenant for payment. Any such bill, invoice or statement shall be submitted in detail and Tenant shall have the right to review Landlord's back-up documentation for any such bill, invoice and/or statement.

         40. TENANT IMPROVEMENTS. Tenant shall accept the Premises in an "as is" condition, and the Landlord shall have no responsibility to complete any Tenant Improvements.

              THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

                                            TENANT:
Dated:   January      , 1993                Coast Commercial Bank, a California
                                            banking corporation

By:        /s/
   ----------------------
Its:

By:        /s/
   ----------------------
Its:

                                            LANDLORD:
Dated: January, 1993                        DuBois Office Plaza, A California
                                            Limited Partnership

By:         /s/
   --------------------------
       STUART M. GORDON
       Managing General Partner

                           LEGAL DESCRIPTION OF PROPERTIES

         The legal descriptions for 140 DuBois and 150 DuBois respectively are as herein set forth hereinbelow:

         All that property in the City of Santa Cruz, Country of Santa Cruz, State of California, described as:

PARCEL ONE:

         Parcel 2 as shown and designated upon that certain Parcel Map filed for record September 13, 1985 in Book 45, of Parcel Maps, Page 55, Santa Cruz County Records.

PARCEL TWO:

         Parcel 3 as shown and designated upon that certain Parcel Map filed for record September 13, 1985 in Book 45, of Parcel Maps, Page 55, Santa Cruz County Records.












                                      EXHIBIT A

                                 TENANT IMPROVEMENTS

         Tenant shall accept the Premises in an "as is" conditions and the Landlord shall have no responsibility to complete any Tenant Improvements.






























                                      EXHIBIT C



14857
                                        - 28 -